                                                             EXHIBIT (8)(G)(III)



                               SECOND AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                AMONG AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                       SAFECO RESOURCE SERIES TRUST, AND
                            SAFECO SECURITIES, INC.


THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of August 2, 1999, amends the First Amendment to the Participation Agreement as of December 1, 1998 (the "First Amendment") and the Participation Agreement dated as of April 1, 1998 (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL"), on its own behalf and on behalf of each separate account of AGL (each a "Separate Account") set forth on Schedule A of the Agreement attached hereto and incorporated herein (as same may be amended from time to time "Schedule A)," AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), SAFECO RESOURCE SERIES TRUST (the "Fund"), and SAFECO SECURITIES, INC. (the "Distributor "), collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                               WITNESSETH THAT:

WHEREAS, pursuant to the Agreement shares of the Fund's Equity Portfolio and Growth Portfolio (the "Series"; reference herein to the "Fund" includes reference to each of the foregoing Series to the extent the context requires) are made available by the Distributor to serve as underlying investment media for those variable life insurance policies of AGL that are the subject of AGL's Form S-6 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 333-42567 and 811-08561 (the "Policies") and are offered through AGSI.

WHEREAS, pursuant to the First Amendment the shares of the Series are made available by the Distributor to serve as underlying investment media for AGL's Platinum Investor Variable Annuity contracts ("Platinum Investor VA Contracts"), and to be offered through AGSI.

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WHEREAS, the Distributor and the Fund desire that shares of the series also be made available by the Distributor to serve as underlying investment media for AGL's Corporate America-Variable Life Insurance Policies ("Corporate America"), are to be offered through AGSI; and

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

1. The Agreement shall be deemed to include as the context requires any or all of the variable life insurance policies and variable annuity contracts described on Schedule A hereto.

2. Except as amended hereby, the Agreement and the First Amendment are hereby ratified in all respects.

IN WITNESS WHEREOF, the Parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule A hereto, as amended from time to time.

     By:
        --------------------------------


  AMERICAN GENERAL SECURITIES INCORPORATED


     By:
        --------------------------------


  SAFECO RESOURCE SERIES TRUST


     By:
        --------------------------------


  SAFECO SECURITIES, INC.


     By:
        --------------------------------

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                                  SCHEDULE A
                                  ----------

                        POLICIES AND SEPARATE ACCOUNTS
                        ------------------------------
                            (AS OF AUGUST 2, 1999)

NAME OF SEPARATE ACCOUNTS AND                     REGISTRATION NUMBERS AND NAMES OF POLICIES FUNDED BY
DATE ESTABLISHED BY BOARD OF DIRECTORS            SEPARATE ACCOUNTS
--------------------------------------            -----------------

                                                  Registration Nos.    Name of Contract
                                                  -----------------    ----------------
                                                  (if available)
                                                  --------------

1.      American General Life Insurance Company        333-42567       Platinum Investor I and
        Separate Account VL-R                          811-08561       Platinum Investor II Variable Life
                                                                       Insurance Policies (Contract Form
                                                                       Nos. 97600 and 97610)

                                                       333-80191       Corporate America-Variable
                                                       811-08561       Life Insurance Policies
                                                                       (Contract Form No. 99301)

2.      American General Life Insurance Company        333-70667       Platinum Investor Variable
        Separate Account D                             811-02441       Annuity Contract (Contract Form
                                                                       No. 98202)

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